# CONSULTING AGREEMENT

This agreement is made this 30th day of April, 2007, by and between **MDL Associates, LLC,** a Pennsylvania limited liability company, with an address at 804 Whispering Brooke Drive, Newtown Square, Pennsylvania 19073 (hereinafter **"MDL, LLC"**) and **PRWT Services, Inc.,** a Pennsylvania corporation with an address at 1835 Market Street 18th Floor, Philadelphia, Pennsylvania 19103 (hereinafter called "**PRWT**").

Whereas, **PRWT has an interest in acquiring certain assets from Merck, Inc., and/or its parents, subsidiaries, affiliates and related corporate entities (hereinafter "Merck"), including most specifically manufacturing site(s) which Merck has designated for divestitures; and**

Whereas, **PRWT** has confirmed its interest and has proceeded through a due diligence phase of acquiring the Merck site in Danville, Pennsylvania (hereinafter the "Danville site"); and

Whereas, MDL, LLC, by and through its principal/manger, Murvin Lackey, is in the business of providing Consulting expertise in the area of corporate strategic relationships, including the acquisition and divestiture of corporate assets;

Now, therefore, intending to be legally bound hereby the parties hereto represent and agree as follows:

1. **MDL, LLC**, through its principal consultant, Murvin Lackey (hereinafter collectively referred to as the "Consultant"), has facilitated, and will continue to facilitate the acquisition of the Danville site by **PRWT** by serving as an interface with the key Merck decision makers, and has suggested, and will continue to suggest appropriate tactics and strategies created to ensure that **PRWT**, and/or its designee/ assignee, consummate the deal to purchase the Danville site from Merck (i.e., the "Closing").

2. Consultant has reviewed **PRWT's** presentations and business plans to ensure that the presentations and plans meet the expectations of Merck.

3. **PRWT** has demonstrated, and will continue to demonstrate, unrestrained cooperation and diligence in pursuing the opportunity to purchase the Danville site and other Merck sites.

4. As a result of the facilitation and consulting of **Consultant**, the Danville site acquisition opportunity by **PRWT** has moved from a highly speculative deal to a Memorandum of Understanding for **PRWT** to acquire the Danville site from Merck. Merck's has expressed willingness to significantly discount the acquisition cost of this site warranting the payment of a flat consulting fee vs. a percentage calculation of the anticipated acquisition price fee to **Consultant** for his role in the facilitation of the deal by **PRWT** to purchase the Danville site.

5. <u>Initial Fee</u>. Within ten (10) days after the closing of **PRWT's** transaction with Merck to purchase the Danville site, **PRWT** agrees to pay a cash fee of Six Hundred Twenty-Five Thousand Dollars ($625,000.00) by wire transfer to a financial institution designated by **MDL, LLC.**

6. Two Year Recurring Fees. **PRWT** further agrees to compensate **Consultant** with a flat fee of $200,000 payable no later than one year after Closing by **PRWT's** transaction with Merck to purchase the Danville site payable by wire transfer to a financial institution designated by **MDL, LLC.** In addition, **PRWT** further agrees to compensate Consultant with an additional flat fee of $200,000 payable no later than two years after Closing by **PRWT's** transaction with Merck to purchase the Danville site, payable by wire transfer to a financial institution designated by **MDL, LLC**.

7. Term. The term of this Agreement shall be deemed to have commenced on February 10, 2006 and shall continue in effect for a period of four (4) years. Payments will be made to **Consultant** in accordance with the terms of this agreement for any Merck site acquired by **PRWT** during the four year period of this agreement, whether or not said payments become due hereunder during the four-year term.

8. Representations. **Consultant** represents he is not a licensed real estate broker or realtor or real estate investment advisor, and this Agreement relates solely to **Consultant's** services as a facilitator in the transfer of the Danville site ownership and any other site **PRWT** acquires from Merck.

9. Entire Agreement. This agreement is the entire agreement between the parties. There are no other understandings, representations, or warranties concerning this Agreement. Any modifications to this Agreement must be made in writing and signed by the parties.

10. Disputes. If any dispute develops that cannot be resolved amicably by the parties to this Agreement, said dispute is to be settled through binding arbitration by a single professional arbitrator licensed to practice in Pennsylvania and who is a member of the American Arbitration Association.

11. Confidentiality. Throughout the term of this Agreement and following termination hereof for any reason, **Consultant** agrees to hold inviolate and keep secret all non-public knowledge or information processes, know-how, and other confidential information made known to it or otherwise acquired during the term of this Agreement and will not disclose the same or anything related thereto to any other person, firm, bank, corporation, or other entity, or make use of such information for any purpose, except as may be required in the course and scope of performing its obligations under this Agreement or as part of any mandate reporting required by law. Nothing in this paragraph shall be construed to limit **Consultant's** ability to communication with an attorney for any purpose, including, but not limited to disclosure needed to enforce this Agreement.

12. Miscellaneous:

a. Mutual Representations of **PRWT and Consultant**. **PRWT** and Consultant represent to each other that the execution and performance of this Agreement do not, and will not, result in any breach of any terms, provisions or conditions of any agreement, whether written or oral, to which such party is a party.

b. Assignment. This Agreement is personal in its nature and none of the parties hereto shall, without the written consent of the other's (which consent shall not be unreasonably withheld), assign or transfer this Agreement or any rights or obligations hereunder. However, this Agreement shall be binding upon any substitute purchaser, designee purchaser or assignee purchaser, designated by **PRWT**, its officers, directors, agents, employees, agents, representatives, parents, subsidiaries, affiliates or related entities substituted, designated or assigned, formally or informally, to purchase the Danville site or other Merck site. Should **PRWT** assign this Agreement to any other entity, **PRWT** and said assignee shall remain liable hereunder.

c. Benefit. Persons Bound. This Agreement shall inure to the benefit of and shall bind the personal representatives, successors, and permitted assigns of the parties.

d. Effect of Invalidity. In the event that part or parts of this Agreement are found to be invalid or unenforceable in any respect, the remaining provisions shall nevertheless be binding with the same effect as if the invalid or unenforceable part or parts were originally deleted.

e. Law Governing. This Agreement shall be construed under and governed by the laws of the Commonwealth of Pennsylvania; and the parties hereto consent to the jurisdiction of the Commonwealth of Pennsylvania.

f. Notice. All notices required hereunder or voluntarily given shall be in writing and given by personal delivery or sent by prepared certified or registered mail addressed as follows:

TO PRWT:

Willie F. Johnson, Chairman
PRWT Service Inc.
1831 Market Street, 8th Floor
Philadelphia, PA 19131-4746

With a copy to:

Fletcher H. Wiley, Esq
Executive Vice President & General Counsel
PRWT Services, Inc.
260 Franklin Street, Suite 500
Boston, MA 02110

TO MDL, LLC:

Murvin Lackey
804 Whispering Brooke Drive
Newtown Square, Pennsylvania 19073

With a copy to:

Christine Fizzano Cannon, Esquire
606 East Baltimore Pike
P.O. Box 1849
Media, Pennsylvania 19063

All notices shall be by certified mail-return receipt requested. Any party may change the aforesaid address for notices by written notice in accordance with the foregoing.

g. Confirmations. Each party hereto agrees to prepare, execute, file, and deliver promptly whatever documents the other party may reasonably request to affirm and implement the intent of this Agreement, and to substantiate and perfect the rights and privileges granted hereunder. Our signatures below shall bind us to the terms and conditions of this Agreement. We, understand, agree, and accept the above terms and conditions of this Agreement.

| **PRWT** | **MDL Associates, LLC** |
|---|---|
| Authorized signature | Authorized signature |
| Attest: | Attest: |
| Signature | Signature |